UNDERground Lifestyle Brand Overview

Mission – Building a lifestyle brand focused around travel and entertainment experiences with a full line of Apparel, CBD & Vape, Hemp (CBD) Water through our 420 division.

We provide our customers, business partners and closed users groups (CUG’s) opportunities for travel and entertainment, once-in-a-lifetime experiences and bucket list opportunities at WHOLESALE Rates. 20% or $39 billion of all hotel reservations are booked at a discount by members of Closed User Groups on Private OTAs annually.

Our UNDERground420 division includes global 420 travel packages for Cannabis Enthusiasts

●	Underground Villas & Hotels

o	Url’s to utilize:

▪	Undergroundvillasandhotels.com, Undergroundyachts.com, Undergroundyachtexcursions.com, Undergroundexperiences.com, Undergroundbucketlist.com, bucketlistravelagent.com, bucketlistravelgroup.com

o	UNDERground Villas & Hotels is a platform built for individuals, corporations, organizations, associations, social clubs and closed user groups to utilize for all their travel needs. The platform offers “wholesale” instead of “retail” rates that include hotels and villas among many others services

●	UNDERground420 - CBD & HEMP WATER LINES

o	Pharmaceutical Grade (30+ Products)
o	Brand Ambassador Program
o	Retail access
o	Variety of UNDERground 420 Villas & Hotel locations
o	UNDERground420 e-commerce site

●	UNDERground420 Villas & Hotels Platform

o	Our research concluded the travel/entertainment industry focused on Cannabis Enthusiasts is expected to surpass $12.9B by end of 2022.
o	Looking to have more than 40K Cannabis friendly properties globally by Q3 2019
o	URL’s to utilize:

▪	Underground420bucketlist.com, Underground420.com, Underground420.xyz, Underground420villas.com, Underground420villas.xyz, Underground420hotels.com, Underground420hotels.xyz, Underground420travel.com, Underground420travel.xyz, Underground420traveldeals.com, 420bucketlistexperiences.com, 420bucketlistexperiences.xyz, 420bucketlisttravelexperiences.com, 420bucketlistlifeexperiences.com

o	Custom packages available can include:

▪	Cannabis Yacht Excursions
▪	Private or Group Cannabis / CBD City Tour Packages
▪	Pre-Scheduled Delivery Services to your hotel or villa in a variety of cities that have legalized delivery services
▪	Private Chefs for CBD friendly cuisine
▪	Private sampling events

●	UNDERground Lifestyle Apparel

o	Full line of Apparel & Accessories. Catalog being finalized now.